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                      "CONFIDENTIAL TREATMENT REQUESTED BY
                            VISION TWENTY-ONE, INC."

                                                               EXHIBIT 10.19


                   ANCILLARY PROVIDER PARTICIPATION AGREEMENT


1.       Parties

         HUMANA MEDICAL PLAN, INC., HUMANA HEALTH PLAN OF FLORIDA, INC. (Florida health maintenance organizations) and HUMANA HEALTH INSURANCE COMPANY OF FLORIDA, INC. (a Florida insurance company) and HUMANA INSURANCE COMPANY (an insurance company) and their affiliates, are collectively referred to in this Agreement as "HUMANA", and Vision 21 an ANCILLARY PROVIDER licensed under the laws of the State of Florida (hereinafter "PROVIDER") agree as follows:

2.       Parties are Independent Contractors

         In performance of the duties and obligations of each of the parties of this Agreement and in regard to any services rendered or performed for Members by either parry, it is mutually understood and agreed that HUMANA and PROVIDER are at all times acting and performing as independent contractors and that neither party shall be considered the agent, servant, or employee of, or joint venturer with the other party.

3.       Scope of the Agreement

         3.1 This Agreement shall apply to health care services, as defined in Paragraph (4) below, rendered to covered persons (hereinafter referred to as "Members") under designated HUMANA contracts, and to all individuals covered under designated self-





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insured employer and employer trust contracts whose claims are either administered by HUMANA or where HUMANA administers the provider network for another third party payor issuing and administering the contract. This Agreement applies only to those contracts and to those Members designated by HUMANA.

         3.2 The joinder of these companies under the designation "HUMANA" shall not be construed as imposing joint responsibility or a cross-guarantee. All rights and responsibilities arising in respect to individual Member shall be applicable to only the company which issued the contract covering the respective Member and may not be imposed on or enforced by the other company. Further, with respect to self-insured contracts, HUMANA'S responsibilities are limited to those of administration claims processing. Ultimate responsibility remains with self-insured payor.

4.       PROVIDER Services

         PROVIDER will provide PROVIDER Services to Members of HUMANA as a participating PROVIDER, in consideration of the covenants, agreements, and promises in this Agreement. For purposes of this Agreement, PROVIDER Services shall have the meaning given in Attachment A. PROVIDER agrees to perform its duties and obligations at all times in accordance with acceptable medical and professional standards.





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5.       Coverage Under HUMANA Contracts

         5.1 HUMANA shall maintain an authorization procedure for PROVIDER to verify coverage of Members under a HUMANA contract. PROVIDER agrees to verify coverage of Members with HUMANA prior to rendering any PROVIDER Services.

         5.2 Notwithstanding Paragraph 5.1, PROVIDER understands that no benefits for PROVIDER Services expenses, incurred by Members will be paid by HUMANA except for PROVIDER Services covered under HUMANA'S applicable contract at the time such services are rendered.

         5.3 HUMANA reserves the right to review Members' medical records in accordance with Paragraph (12) below to determine if the care rendered or proposed is medically necessary and no payment will be made for medically unnecessary PROVIDER Services.

6.       Hold Harmless Clause

         6.1 PROVIDER hereby agrees that in no event, including, but not limited to non-payment by HUMANA, HUMANA insolvency or breach of this Agreement, shall PROVIDER bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Member or persons other than HUMANA acting on their behalf for services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges or copayments on HUMANA'S behalf made in





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accordance with the terms of this Agreement between HUMANA and Member.

         6.2 PROVIDER further agrees that (1) this provision herein shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member and that (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between PROVIDER and Member or persons acting on their behalf.

         6.3 Any modification, addition, or deletion to the provisions of this section shall become effective on a date no earlier than fifteen (15) days after the Commissioner of Insurance has received written notice of such proposed changes.

7.       PROVIDER Charges

         7.1 All PROVIDER Services provided by PROVIDER under this Agreement shall be billed to HUMANA and paid by HUMANA according to the payment method set out in Attachment B. PROVIDER agrees to collect all deductibles and co-payments required for PROVIDER Services directly from the Members, and shall not waive, discount or rebate any such deductibles and co-payments.

         7.2 In the event that PROVIDER establishes a rate increase for its usual and customary charges, PROVIDER agrees that during





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any one year term that this Agreement is in effect, PROVIDER shall discount these rates to HUMANA so that no higher payment shall be paid by HUMANA than it would have paid had such rate increase not taken place.

         7.3 PROVIDER agrees to notify HUMANA in writing of the date and amount of any increase in its usual and customary charges no later than the effective date of the increase.

         7.4 HUMANA shall have the right to conduct, or have conducted by a third party, audits and evaluations, from time to time of all billing and financial records of PROVIDER related to the PROVIDER Services provided to any Member.

8.       Confidentiality

         PROVIDER and HUMANA agree to maintain in strict confidentiality the contents of Attachment B and agree not to disclose the contents of Attachment B to any third party, except pursuant to a valid court order or when disclosure of the contents of Attachment B is required by a governmental agency any participating physician who maintains financial risk for PROVIDER Services pursuant to a separate contract with HUMANA or any self-insured employer group or trust or any third party administrator who is under contract with HUMANA.





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9.       Billing Procedures

         9.1 PROVIDER shall prepare and submit to HUMANA, according to the billing procedures established by HUMANA, encounter and billing information for Members who have received PROVIDER Services. PROVIDER shall use the standard encounter and billing forms required by or agreed to by HUMANA.

         9.2 HUMANA will deduct any non-covered service and copayment or deductible amounts required by the applicable HUMANA contract from payments due PROVIDER and HUMANA. Deductibles for the non-covered service and copayment amounts will be determined on the basis of the applicable Member contract.

         9.3 When any payment for PROVIDER Services has been made by HUMANA in an amount that exceeds the maximum benefits available to a Member or whenever HUMANA has made a payment to the PROVIDER in error for services not covered by Members' applicable contracts, HUMANA shall have the right to recover such payment from the PROVIDER. HUMANA reserves the right to deduct overpaid amounts from any pending claim submitted for payment by the PROVIDER, and PROVIDER agrees to bill directly the Member on whose behalf the overpayment was made.

10.      Records to Be Kept

         10.1 PROVIDER shall maintain standard medical records on all HUMANA Members receiving PROVIDER Services in a form and for time





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periods required by applicable state and federal laws, and licensing and reimbursement entities.

         10.2 PROVIDER agrees to use its best efforts to obtain authorization from Members to release medical records to HUMANA.

         10.3 In accordance with Member authorization, HUMANA shall have the right to inspect, review, and make copies of such records upon request. HUMANA agrees to pay cost of such copies at PROVIDER'S usual and customary charges but not to exceed $.25 per page.

         10.4 PROVIDER and HUMANA agree to maintain the confidentiality of information contained in the medical records of Members.

11.      Non-Discrimination Clause

         PROVIDER agrees to provide necessary PROVIDER Services covered under HUMANA for Members which are within the normal scope of PROVIDER'S practice. These services shall be accessible to Members, and made available to them, without discrimination and in accordance with accepted professional practices and standards applicable to PROVIDER'S other patients.

12.      Quality and Utilization Review Data Requested by HUMANA

         12.1 PROVIDER agrees to participate in HUMANA'S utilization review program, Humana Medical Quality Cost Management. PROVIDER





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agrees to comply with HUMANA policies and procedures and to provide data requested by HUMANA in order for HUMANA to conduct quality and utilization review activities concerning HUMANA Members.

         12.2 PROVIDER agrees to obtain from Members authorization for HUMANA'S review personnel to have access to Members during their term of treatment and to Members' medical records, and pursuant to such authorization, provide HUMANA'S review personnel access to Members and their medical records. PROVIDER further agrees to provide HUMANA review personnel access to PROVIDER and personnel during term of treatment.

         12.3 PROVIDER agrees to provide quality PROVIDER Services which are appropriate and medically necessary and to adequately document in medical records those Services rendered to Members.

         12.4 PROVIDER understands that HUMANA shall make no payment for PROVIDER Services rendered to Members which are, in the opinion of HUMANA, determined to be medically unnecessary. "Medical Necessity" (or "Medically Necessary") shall mean services or supplies provided by a PROVIDER to treat an illness or injury and which, in the opinion of HUMANA are: (1) consistent with the symptoms, diagnosis and treatment of the condition, disease, ailment or injury; (2) appropriate with regard to standards of good medical practice; (3) not primarily for the convenience of the





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patient; and (4) the most appropriate supply or level of service which can safely be provided to the patient.

13.      Grievance Procedure

         PROVIDER agrees to cooperate and participate with HUMANA in its grievance procedure and PROVIDER will comply with all final determination rendered by the peer review or grievance mechanism which HUMANA shall establish.

14.      Marketing

         14.1 PROVIDER consents to the use of PROVIDER'S name in any marketing and advertising literature or media presentations describing HUMANA'S health plans, which are developed and disseminated by HUMANA to Members, employers, the general public, and other health care providers.

         14.2 PROVIDER reserves the right to review any such marketing materials prior to their dissemination upon its request.

         14.3 PROVIDER shall not advertise or utilize any marketing material, logos, tradenames, service marks, or other materials belonging to HUMANA without HUMANA'S written consent.

15.      Term

         15.1 The term of this Agreement shall be one year, commencing on 1/1/96. This Agreement shall automatically renew for subsequent





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one year terms unless either party gives the other party written notice of nonrenewal at least one hundred twenty (120) days prior to the end of the initial term or any renewal or extension thereof.

         15.2 Notwithstanding Section 15.1 above, either party may terminate this Agreement without cause by giving the other party written notice of termination at any time at least one hundred twenty (120) days prior to the effective termination date. Such notice shall comply with the requirements set forth in Paragraph 21 below.

         15.3 PROVIDER may terminate this Agreement for cause, but only after written notice to HUMANA and the Florida Department of Insurance, Bureau of Specialty Insurers, 205 East Gaines Street, Tallahassee, Florida 32399-0300 and providing at least one hundred twenty (120) days in which HUMANA may avoid termination by curing the default.

         15.4    This Agreement as it applies to Humana Medical Plan, Inc.
and Humana Health Plan of Florida, Inc. is subject to review by the Florida Department of Insurance pursuant to Florida Statute 641.234 and shall be cancelled upon issuance of an order by the Department pursuant to this Statute. The issuance of an order by the Florida Department of Insurance will not effect a termination of the entire Agreement which shall remain in full force and effect with respect





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to the other Humana companies and product lines contemplated in this Agreement.

         15.5 However, upon termination, PROVIDER agrees to render PROVIDER Services to any Members under care of PROVIDER on the date of termination, and HUMANA agrees to pay for such PROVIDER Services until such Members are discharged or transferred from PROVIDER'S care.

16.      PROVIDER'S Insurance

         PROVIDER, at its sole cost and expense, shall procure and maintain for the term of this Agreement such policies of comprehensive general liability, professional liability, and other insurance as should be necessary to insure PROVIDER against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any PROVIDER Services pursuant to this Agreement. Such policies shall provide a minimum of one million dollars ($1,000,000) per claim.
PROVIDER shall furnish HUMANA such reasonable proof that PROVIDER has obtained adequate insurance as shall be requested by HUMANA upon execution of this Agreement and at any time during the term of this Agreement. PROVIDER further agrees to and hereby does indemnify, defend, and hold harmless HUMANA from and against any and all claims, judgements, costs, liabilities, damages, and expenses, including reasonable attorneys'





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fees, whatsoever arising from any acts or omissions in the provision of
PROVIDER Services by PROVIDER under this Agreement.

17.      HUMANA'S Insurance

         HUMANA, at its sole cost and expense, shall procure and maintain for the term of this Agreement, such policies of comprehensive general liability and other insurance as shall be necessary to insure HUMANA against any claim or claims for damages arising in connection with the performance of HUMANA'S responsibilities under this Agreement. Such policies shall provide a minimum of one million dollars ($1,000,000) per claim. HUMANA shall furnish PROVIDER such reasonable proof that HUMANA has obtained adequate insurance as shall be requested by PROVIDER upon execution of this Agreement and at any time during the term of this Agreement. HUMANA further agrees to and hereby does indemnify, defend, and hold harmless the PROVIDER from and against any and all claims, judgements, costs, liabilities, damages, and expenses, including reasonable attorneys' fees, whatsoever arising in connection with any acts or omissions by HUMANA in the performance of its obligations under this Agreement.

18.      Malpractice Claims

         PROVIDER agrees to notify HUMANA in writing within ten (10) days or such lesser period of time as required by the applicable statute of this State of any malpractice claim filed against PROVIDER involving a HUMANA Member.





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19.      Incorporation of Attachments

         Attachments A, B, and C are incorporated by reference into, and made a part of, this Agreement.

20.      Approval

         This Agreement shall not be effective or legally binding until it has been approved by the Regional Vice President of HUMANA or designee.

21.      Notice

         Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered in person or mailed by Certified Mail or delivered by other commercial means of delivery, postage pre-paid return receipt requested, to the other party at the address set forth below or at such other address as a party may designate by notice given in accordance with these provisions. Any such notice shall be effective upon date of hand delivery or date of mailing.

                 HUMANA:                HUMANA HEALTH CARE
                                        PLANS 5401 W. KENNEDY BLVD.,
                                        SUITE 800 TAMPA, FLORIDA
                                        33609 ATTN: REGIONAL
                                        VICE-PRESIDENT


                 COPY TO:               HUMANA INC.
                                        P.O. BOX 1438 LOUISVILLE, KENTUCKY
                                        40201 ATTN:  LAW DEPARTMENT





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                 PROVIDER:              Vision 21
                                        7209 Bryan Dairy Road
                                        Largo, Florida 34647
                                        ATTN: ADMINISTRATION

                                        __________________________
                                        FEDERAL TAX I. D. NUMBER

22.      Choice of Law

         This Agreement and any rights and obligations hereunder shall be governed by the laws of the State of Florida.

23.      More Favorable Agreements

         If during the term of this Agreement, the PROVIDER enters into any contract or other arrangement under which the PROVIDER renders PROVIDER Services at a discount rate, differential, or other allowance far a comparable volume of admissions which is more favorable than the payment method set out in Attachment B, then the PROVIDER shall immediately notify HUMANA, in accordance with Paragraph 21, and HUMANA shall be entitled to such discount rate, differential, or other allowance effective as of the effective date of such contract or arrangement. This Paragraph shall not apply to PROVIDER Services provided under any government program.

24.      Assignment

         Neither this Agreement, nor any right or obligation hereunder, may be assigned by PROVIDER without the prior, express written consent of HUMANA.





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25.      No Third Party Beneficiaries Created By Agreement

         The parties have not created and do not intend to create by this Agreement any rights and any third parties under this Agreement, including, but not limited to, covered Members. The parties acknowledge and agree there are no third party beneficiaries to this Agreement.

26.      Patient Self Determination Act

         The PROVIDER acknowledges and agrees to comply with the laws of Florida respecting advance directives as defined in the Patient Self Determination Act (P.L. 101-508). An advance directive, being for example a living will or a durable power of attorney in which an individual makes decisions concerning such medical care, including the right to accept or refuse medical or surgical treatment.

27.      Entire Agreement

         This Agreement constitutes the entire understanding between HUMANA and PROVIDER and supersedes and voids any previous whether oral or written, entered into between the parties. No change, amendment, or alteration of this Agreement shall be effective or legally binding unless executed in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.





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WITNESS:                          PROVIDER


 /s/                              By: /s/
----------------------------         --------------------------------
                                  Title:   President

                                  Date:
                                        -----------------------------

WITNESS:                          HUMANA


----------------------------      By:   /s/ Scott Law
                                     --------------------------------
                                        Humana Medical Plan, Inc.
                                        Humana Health Plan of
                                         Florida, Inc.
                                        Humana Health Insurance
                                         Company of Florida, Inc.
                                        Humana Insurance Company

                                  Title:   AEC Network

                                  Date:
                                       ------------------------------
                                  APPROVAL:


                                         /s/ Scott Law
                                  -----------------------------------
                                  HUMANA Regional Vice-President
                                   or designee



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                                 ATTACHMENT A


        PROVIDER agrees to provide the following services to Members of HUMANA:

        All services offered by PROVIDER specifically Optometry (Eye Exams) and Ophthalmology.



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                               PROVIDER AMENDMENT


         THIS AMENDMENT is entered into by and between Humana Medical Plan, Inc. and Humana Health Plan of Florida, Inc. (health maintenance organizations) and Humana Insurance Company (an insurance company) and their affiliates (hereinafter "HUMANA") and Vision 21 (hereinafter "PROVIDER").


                                   WITNESSETH

         WHEREAS, HUMANA and PROVIDER entered into a Provider Agreement (hereinafter the "Agreement") pursuant to which PROVIDER agreed to provide Services to HUMANA Members at negotiated rates; and

         WHEREAS, HUMANA and PROVIDER desire to amend the Agreement as follows:

         From the date of execution of this Amendment, the Delegation of Quality Management Program Amendment to the Agreement is deleted in its entirety, with the sole exception of the "Indemnification" provision, which shall survive for a period of time no less than the applicable Statute of Limitations.


Except as specifically amended hereby, the terms and conditions of the Agreement remain the same.

The parties have executed this Amendment to be effective __________

HUMANA                                                      PROVIDER

By:   /s/                                   By:    /s/
   ---------------------------                 -------------------------

Title:   Executive Director                 Title: Sr. Vice President
      ------------------------                    ----------------------

Date:                                       Date:
     -------------------------                   -----------------------




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         "CONFIDENTIAL TREATMENT REQUESTED BY VISION TWENTY-ONE, INC."

                                  ATTACHMENT B

PROVIDER shall be compensated for all covered PROVIDER services provided to members of HUMANA under this agreement as follows:

 Medicare HMO (Vision):
 ----------------------

 Medicare                     VIS 703 (Premium Plan):             ***PMPM
 Medicare                     VIS 707 (Value Plan):               ***PMPM



 Medicare HMO (Ophthalmology):
 -----------------------------
 (Including Outpatient Facility and Anesthesia Services
 Part A:                                                          ***PMPM

 Part B:                                                          ***PMPM

 Administrative Fee:                                              ***PMPM



 Commercial HMO/POS (Vision Rider - Eye Exam)
 --------------------------------------------

 VIS 100, 200, 202, 209:                                          ***PMPM

 VIS 300:                                                         ***PMPM

 VIS 800:                                                         ***PMPM

 VIS 920:                                                         ***PMPM


 Commercial (Ophthalmology)
 --------------------------
 (Including Outpatient Facility and Anesthesia Services)

 Part A:                                                          ***PMPM

 Part B:                                                          ***PMPM

 Administrative Fee:                                              ***PMPM


  * All Corneal Tissue (V2785) shall be reimbursed at cost. Invoice will be attached to Claim Form.

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
    SECURITIES AND EXCHANGE COMMISSION.

         "CONFIDENTIAL TREATMENT REQUESTED BY VISION TWENTY-ONE, INC."

                                 ATTACHMENT B-1

PROVIDER shall also be compensated for all covered PROVIDER services provided to members of HUMANA under this agreement as follows:

         1. Provisions for "Optometry only," specifically, eye examinations shall be added to the agreement for the following centers:

                                  CENTER #
                                  --------
                               455        501

                               530        560

                               2087       2091

                               2105       2174

                               2191       2403


         2. PROVIDER shall be reimbursed for services rendered to HUMANA members of the above specified centers as follows:


                Commercial HMO/POS (Vision Rider - Eye Exam)
                --------------------------------------------
                VIS 100, 200, 202, 209:               ***PMPM

                VIS 300:                              ***PMPM

                VIS 800:                              ***PMPM

                VIS 920:                              ***PMPM




                            Medicare HMO (Vision)
                            ---------------------

                VIS: 703 (Premium Plan):              ***PMPM

                VIS: 707 (Value Plan):                ***PMPM


*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
    SECURITIES AND EXCHANGE COMMISSION.